Exhibit (d)(19)(b)

Neuberger Berman Management Inc.

605 Third Avenue,

New York, NY 10158

May 1, 2007

VIA FEDERAL EXPRESS

Prudential Investments LLC

Gateway Center Three

100 Mulberry Street

Newark, NJ 07102

Attn: Timothy S. Cronin

AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.)

Gateway Center Three

100 Mulberry Street

Newark, NJ 07102

Attn: Timothy S. Cronin

Re: Group Fee Waiver

AST Neuberger Berman Mid-Cap Growth Portfolio
AST Neuberger Berman Mid-Cap Value Portfolio
AST Small-Cap Growth Portfolio
AST Neuberger Berman Small-Cap Growth Portfolio
SP Small-Cap Growth Portfolio (collectively, the “Portfolios”)

Dear Mr. Cronin:

Neuberger Berman Management Inc. (“Neuberger Berman”) serves as the Subadviser to Prudential Investments LLC and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) in advising the AST Neuberger Berman Mid-Cap Growth Portfolio, the AST Neuberger Berman Mid-Cap Value Portfolio, the AST Small-Cap Growth Portfolio, and the AST Neuberger Berman Small-Cap Growth Portfolio, each a series of Advanced Series Trust (formerly American Skandia Trust), pursuant to Subadvisory Agreements dated as of May 1, 2003, May 1, 2003, April 30, 2005, and May 1, 2007, respectively.

Neuberger Berman serves as the Subadviser to Prudential Investments LLC in advising the SP Small-Cap Growth Portfolio, a series of The Prudential Series Fund, pursuant to a Subadvisory Agreement dated as of January 1, 2006.

Notwithstanding anything in the Subadvisory Agreements to the contrary, effective January 1, 2007, Neuberger Berman hereby waives the compensation due to it under the Subadvisory Agreements to the extent necessary to reduce its effective monthly subadvisory fees for the Portfolios by the following percentages based on the combined average daily net assets of the Portfolios (the “Combined Asset Levels”).

Combined Asset Levels	Percentage Fee Waiver
Assets up to $750 million	No Fee Reduction
Assets between $750 million and $1.5 billion	5.0% Fee Reduction
Assets between $1.5 billion and $3.0 billion	7.5% Fee Reduction
Assets above $3.0 billion	10.0% Fee Reduction

The formula for calculating the group fee waiver is explained in further detail in the attached Group Fee Waiver Exhibit.

Since this is a voluntary subadvisory fee waiver, Neuberger Berman reserves the right to terminate such waiver by delivery of written notice to Prudential Investments LLC and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.), which termination shall become effective 30 days after such delivery. On the effective date of such termination of the fee waiver, the subadvisory fees payable to Neuberger Berman by Prudential Investments LLC and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) with respect to the AST Neuberger Berman Mid-Cap Growth Portfolio, the AST Neuberger Berman Mid-Cap Value Portfolio, the AST Small-Cap Growth Portfolio, and the AST Neuberger Berman Small-Cap Growth Portfolio and Prudential Investments LLC with respect to the SP Small-Cap Growth Portfolio shall be as set forth in the Subadvisory Agreements for each of the respective Portfolios.

This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original but all of which when taken together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

Please acknowledge your acceptance of the terms of this fee waiver by signing below and returning a signed copy to us.

Very truly yours,

NEUBERGER BERMAN MANAGEMENT INC.

By:_____________________

Name:

Title:

Acknowledged and Accepted by:

PRUDENTIAL INVESTMENTS LLC

By:_________________________

Name:

Title:

AST INVESTMENT SERVICES, INC.

By:_________________________

Name:

Title:

Group Fee Waiver Exhibit

•	The following fee discount will be applied based on the combined average daily net assets of the Portfolios:

Combined Asset Levels	Percentage Fee Waiver
Assets up to $750 million	No Fee Reduction
Assets between $750 million and $1.5 billion	5.0% Fee Reduction
Assets between $1.5 billion and $3 billion	7.5% Fee Reduction
Assets above $3 billion	10.0% Fee Reduction

•

Neuberger Berman will waive its monthly subadvisory fees equal to an amount necessary to reduce its fees by the above percentages on the total assets of the Portfolios it manages as subadviser. The formula for calculating the group fee waiver is as follows:

I.	Calculation of Portfolios’ Original Subadvisory Fee

AST Neuberger Berman Mid-Cap Growth Portfolio Subadvisory Fee

(calculated monthly) +

AST Neuberger Berman Mid-Cap Value Portfolio Subadvisory Fee

(calculated monthly) +

AST Small-Cap Growth Portfolio Subadvisory Fee (calculated monthly) +

AST Neuberger Berman Small-Cap Growth Portfolio (calculated monthly) +

SP Small-Cap Growth Portfolio Subadvisory Fee (calculated monthly)

= Total Subadvisory Fee

II.	Calculation of Portfolios’ Effective Fee

Total Subadvisory Fee
-------------------------------	=	Effective Fee
Average Daily Balance*

III.	Discount Calculation:

Effective Fee x 0% on the first $750 million

Effective Fee x 5% on the next $750 million +

Effective Fee x 7.5% on the next $1.5 billion +

Effective Fee x 10% on combined assets in excess of $3 billion

= Total Fee Discount to be applied to Original Subadvisory Fee

*Average Daily Balance is the average aggregate daily net assets of the Portfolios as calculated by the Fund Accountant on a daily basis over the period.